Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of February 14, 2020, by and among ULTRA RESOURCES, INC., a Delaware corporation (the “Borrower”), BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and each of the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of April 12, 2017, among Ultra Petroleum Corp., a Yukon corporation, UP Energy Corporation, a Delaware corporation, the Borrower, the Administrative Agent, the Lenders and other parties from time to time party thereto (as amended by that certain First Amendment to Credit Agreement, dated as of June 6, 2017, that certain Second Amendment to Credit Agreement, dated as of April 19, 2018, that certain Third Amendment to Credit Agreement, dated as of December 21, 2018, that certain Fourth Amendment to Credit Agreement dated as of February 14, 2019, that certain Fifth Amendment to Credit Agreement dated as of September 16, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to the Borrower as therein provided;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders constituting the Majority Lenders have agreed, as set forth herein, to amend certain provisions of the Credit Agreement;

WHEREAS, the Administrative Agent and the Lenders constituting the Decrease and Maintenance Lenders have agreed, as set forth herein, to decrease the Borrowing Base;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Defined Terms. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment. Unless otherwise specified, all section references in this Amendment refer to sections of the Credit Agreement.

ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT

Section 2.1. Amendments to Credit Agreement.

(a) Defined Terms. The following defined terms in Section 1.01 are hereby amended and restated in their entirety to read as follows:

“Excess Cash Threshold” means $15,000,000.

“Excluded Cash” means (a) any cash or cash equivalents of the Credit Parties in an Excluded Account (other than an account that is an Excluded Account pursuant to clause (a) of the definition thereof), (b) Cash Collateral held by the Administrative Agent pursuant to this Agreement or the other Loan Documents, (c) cash of the Credit Parties constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (d) any cash or Cash Equivalents set aside and for which any Credit Party has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) business days) to make a Restricted Payment permitted pursuant to Section 9.04(a), and (e) any cash or Cash Equivalents set aside and for which any Credit Party has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) business days) to make payments in respect of accounts payable incurred in the ordinary course of business for services already rendered.

“Reserve Report” means the Initial Reserve Report and each subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each of the following dates:

April 1, 2020 and each April 1 thereafter

July 1, 2020 and each July 1 thereafter

October 1, 2020 and each October 1 thereafter

January 1, 2021 and each January 1 thereafter

(or such other date in the event of an Interim Redetermination), the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the other Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at such time.

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(b) Scheduled and Interim Redeterminations. Section 2.07(b) is hereby amended to remove the text:

“July 1, 2017 and each July 1 thereafter

January 1, 2018 and each January 1 thereafter”

and to replace it with the text:

“April 1, 2020 and each April 1 thereafter

July 1, 2020 and each July 1 thereafter

October 1, 2020 and each October 1 thereafter

January 1, 2021 and each January 1 thereafter”.

(c) Scheduled and Interim Redetermination Procedure. Section 2.07(c)(ii)(A) is hereby amended to delete the phrase “each March 15 and September 15” and insert in lieu thereof “each March 15, June 15, September 15 and December 15”.

(d) Effectiveness of Redetermined Borrowing Base. Section 2.07(d)(i) is hereby amended to delete the phrase each “April 1 or October 1” and insert in lieu thereof “January 1, April 1, July 1 and October 1”.

(e) Section 8.12—Reserve Reports. Section 8.12(a) is hereby amended to delete the table contained in such section and insert in lieu thereof:

As-of Date	Delivery Date
April 1, 2020 and each April 1 thereafter	the next following June 1
July 1, 2020 and each July 1 thereafter	the next following September 1
October 1, 2020 and each October 1 thereafter	the next following December 1
January 1, 2021 and each January 1 thereafter.	the next following March 1

(f) Section 8.12—Reserve Reports. Section 8.12(b) is hereby amended and restated in its entirety to read as follows:

The Reserve Reports as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Reports as of April 1, July 1 and October 1 of each year shall be prepared either by Approved Petroleum Engineers or, at the Borrower’s option, by the internal reserve engineering staff of the Borrower in accordance with the procedures used in the immediately preceding Reserve Report.

Section 2.2. Reduction in Total Commitment. Pursuant to Section 2.06(b), the Borrower has notified the Lenders of its desire to reduce the Total Commitment as of April 1, 2020 with each Lender having a Commitment set forth opposite the name of such Lender on Annex I attached hereto.

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ARTICLE III.

BORROWING BASE

Section 3.1. Reduction of Borrowing Base. Pursuant to Section 2.07, the Administrative Agent and the Lenders constituting the Decrease and Maintenance Lenders hereby agree that, for the period from and including April 1, 2020 until the next Redetermination Date (which, for the avoidance of doubt, shall be July 1, 2020), the Borrowing Base shall be, and hereby is, reduced to $1,075,000,000. The parties hereto agree that this reduction of the Borrowing Base constitutes the Scheduled Redetermination for April 1, 2020 and such redetermination shall be deemed to have taken place in accordance with the procedures set forth in the Credit Agreement. This Amendment (a) does not limit redeterminations or further adjustments to the Borrowing Base pursuant to the Credit Agreement and (b) shall constitute the New Borrowing Base Notice in respect of such Scheduled Redetermination in accordance with Section 2.07(d) thereof. As of April 1, 2020, the Total Commitment under the Credit Agreement shall be $100,000,000.

ARTICLE IV.

CONDITIONS OF EFFECTIVENESS

Section 4.1. Effective Date. This Amendment shall become effective as of the date written above (such date, the “Sixth Amendment Effective Date”) subject to the satisfaction of each of the conditions set forth in this Section 4.1:

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower and (i) with respect to Section 2.1 of this Amendment, the Lenders constituting the Majority Lenders and (ii) with respect to Section 3.1 of this Amendment, the Lenders constituting the Decrease and Maintenance Lenders, in form, substance and date satisfactory to the Administrative Agent;

(b) after giving effect to this Amendment, no Default or Event of Default shall exist under the Credit Agreement or under any other Loan Document;

(c) each representation and warranty of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date, except (i) to the extent any such representation and warranty is expressly limited to an earlier date, in which case, on and as of the Sixth Amendment Effective Date, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall be true and correct in all respects on and as of the Sixth Amendment Effective Date (or, to the extent any such representation and warranty is expressly limited to an earlier date, such representation and warranty (as so qualified) shall continue to be true and correct in all respects as of such specified earlier date); and

(d) the Borrower shall have paid, to the extent invoiced one (1) Business Day prior to the Sixth Amendment Effective Date, all fees and other amounts due and payable on or prior to the Sixth Amendment Effective Date, including reasonable and documented fees and expenses of Simpson Thacher & Bartlett LLP and all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

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ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Loan Documents, as they may be affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver, amendment or other modification of any provision of the Credit Agreement, the Notes or any other Loan Document. The terms of this Amendment do not and shall not constitute a novation and, except as expressly amended hereby, each of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

Section 5.2. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement (as they may be affected by this Amendment) pertaining to Loan Documents apply thereto.

Section 5.3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.4. Counterparts; Fax. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BANK OF MONTREAL, as Administrative Agent

By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

BMO HARRIS BANK N.A., as a Lender and as Issuing Bank

By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

HANCOCK WHITNEY BANK, as a Lender

By:	/s/ Eric. K. Sander
Name: Eric K. Sander
Title: Vice President

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ David R. Garcia
Name: David R. Garcia
Title: Vice President

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

CIT BANK, N.A., as a Lender

By:	/s/ John Feeley
Name: John Feeley
Title: Director

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

Agreed and acknowledged: ULTRA RESOURCES, INC., as Borrower

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: Senior Vice President and Chief Financial Officer

[Ultra Resources - Signature Page to Sixth Amendment to Credit Agreement]

Commitments

Lender	Commitment
BMO Harris Bank N.A.	$26,117,647.06
Barclays Bank PLC	$25,647,058.82
Goldman Sachs Bank USA	$15,294,117.65
Capital One National Association	$14,117,647.06
Whitney Bank	$7,058,823.53
Fifth Third Bank	$5,882,352.94
CIT Bank, N.A.	$5,882,352.94

Total	$100,000,000